As filed with the Securities and Exchange Commission on April 8, 2025
Registration No. 333-286231

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
PRE-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
RARE ELEMENT RESOURCES LTD.
(Exact name of registrant as specified in its charter)
British Columbia, Canada (State or other jurisdiction of incorporation or organization)	Not Applicable (I.R.S. Employer Identification No.)
P.O. Box 271049
Littleton, Colorado 80127
(720) 278-2460
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)
Kenneth J. Mushinski
President and Chief Executive Officer
Rare Element Resources Ltd.
P.O. Box 271049
Littleton, Colorado 80127
(720) 278-2460
(Name, address, including zip code, and telephone number, including area code, of agent for service)
With copies to:
Brian Boonstra
Edward Shaoul
Davis Graham & Stubbs LLP
3400 Walnut Street, Suite 700
Denver, Colorado 80205
(303) 892-9400
From time to time after the effective date of this registration statement as determined by market conditions
(Approximate date of commencement of proposed sale to the public)
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐
THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES, AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.
SUBJECT TO COMPLETION, DATED APRIL 8, 2025
PROSPECTUS
$150,000,000
Senior Debt Securities
Subordinated Debt Securities
Common Shares
Warrants
Units
Rare Element Resources Ltd. (the “Company,” “we,” “us,” or “our”) may offer and sell from time to time our senior and subordinated debt securities; common shares, without par value; warrants to purchase any of the other securities that are described in this prospectus or any prospectus supplement hereto; or securities that may be convertible into or exchangeable for other securities of the Company covered hereby, or units comprised of any combination thereof, for up to an aggregate offering price of $150,000,000 million, in one or more transactions.
We will provide specific terms of any offering of securities in one or more supplements to this prospectus. The securities may be offered separately or together in any combination and as separate series. You should read this prospectus and any supplement carefully before you invest.
We may sell securities directly to you, through agents we select, or through underwriters or dealers we select. If we use agents, underwriters or dealers to sell the securities, we will name them and describe their compensation in a prospectus supplement. The net proceeds we expect to receive from an offering of securities will be described in the prospectus supplement relating to that offering.
Our common shares trade on the OTCQB Venture Marketplace under the symbol “REEMF.” On April 7, 2025, the last reported sales price of our common shares on OTCQB Venture Marketplace was $0.72 per share. The applicable prospectus supplement will contain information, where applicable, as to any listing on any securities exchange of the securities covered by that prospectus supplement.
The securities offered in this prospectus involve significant risk. You should carefully consider the matters set forth in “Risk Factors” on page 9 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, as filed with the Securities and Exchange Commission on March 21, 2025 and incorporated by reference, in determining whether to purchase our securities.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is           , 2025.

As used in this prospectus, the terms the “Company,” “we,” “our,” “ours” and “us” may, depending on the context, refer to Rare Element Resources Ltd. or its subsidiary or to Rare Element Resources Ltd. and its subsidiary, as a whole.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the “SEC” or the “Commission,” using a “shelf” registration process. Under the shelf registration, we may sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities that we may offer. Each time that we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement also may add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information incorporated by reference in this prospectus before making an investment in our securities. See “Where You Can Find More Information” for more information. We may use this prospectus to sell securities only if it is accompanied by a prospectus supplement.
You should not assume that the information in this prospectus, any accompanying prospectus supplement or any document incorporated by reference is accurate as of any date other than the date of such document.
WHERE YOU CAN FIND MORE INFORMATION
We file and furnish annual, quarterly and current reports and other information, including proxy statements, with the SEC. Our SEC filings are available to the public on the SEC’s website at www.sec.gov. Our SEC filings are also available through the “Investor Information” section of our website at www.rareelementresources.com.
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” information into this prospectus and any accompanying prospectus supplement, which means that we can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is considered part of this prospectus, and information filed with the SEC subsequent to this prospectus and prior to the termination of the particular offering referred to in such prospectus supplement will automatically be deemed to update and supersede this information. We incorporate by reference into this prospectus and any accompanying prospectus supplement the documents listed below (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act of 1934, as amended (the “Exchange Act”)):
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Annual Report on Form 10-K for the fiscal year ended December 31, 2024 as filed with the SEC on March 21, 2025; and

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the description of our common shares set forth in our registration statement on Form 8-A filed on August 17, 2010, which incorporates by reference the description of our common shares set forth in our registration statement on Form 20-F filed on November 17, 2009, and any amendment or report filed for the purpose of updating such description.

We also incorporate by reference all documents we subsequently file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the initial filing of the registration statement of which this prospectus is a part (including prior to the effectiveness of the registration statement) and prior to the termination of the offering. Any statement in a document incorporated by reference in this prospectus will be deemed to be modified or superseded to the extent a statement contained in this prospectus or any other subsequently filed document that is incorporated by reference in this prospectus modifies or supersedes such statement.
Unless specifically stated to the contrary, none of the information that we disclose under Items 2.02 or 7.01 or corresponding information furnished under Item 9.01 or included as an exhibit of any Current Report on Form 8-K that we may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this prospectus.

We will provide without charge upon written or oral request, a copy of any or all of the documents which are incorporated by reference into this prospectus. Requests should be directed to:
Rare Element Resources Ltd.
Attention: Corporate Secretary
P.O. Box 271049
Littleton, Colorado 80127
Except as provided above, no other information, including information on our website, is incorporated by reference in this prospectus.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This prospectus contains forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act, and forward-looking information and forward-looking statements within the meaning of applicable Canadian securities laws, with respect to our financial condition, results of operations, business prospects, plans, objectives, goals, strategies, future events, capital expenditures, and exploration and development efforts. Words such as “anticipates,” “expects,” “intends,” “forecasts,” “plans,” “believes,” “seeks,” “estimates,” “may,” “will,” and similar expressions (including negative and grammatical variations) tend to identify forward-looking statements.
Although we believe that our plans, intentions and expectations reflected in these forward-looking statements are reasonable, we cannot be certain that these plans, intentions or expectations will be achieved. Actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements contained in this prospectus.
Any statements that express or involve discussions with respect to business prospects, predictions, expectations, beliefs, plans, intentions, projections, objectives, strategies, assumptions; future events; performance or exploration and development efforts using words or phrases (including negative and grammatical variations) such as, but not limited to, “expects,” “anticipates,” “plans,” “estimates,” “intends,” “forecasts,” “likely,” “projects,” “believes,” “seeks,” or stating that certain actions, events or results “may,” “could,” “would,” “should,” “might” or “will” be taken, occur or be achieved, are not statements of historical fact and may be forward-looking statements. These forward-looking statements relate to, among other things:
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our business, prospects, and overall strategy;

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progress in the development of our Demonstration Plant and the timing of that progress;

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planned or estimated expenses and capital expenditures, including the Demonstration Plant’s expected costs of commissioning, operation, decommissioning, and the sources of funds to pay for such costs;

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our ability to successfully manage contractors that may be under contract with another consortium member for the Demonstration Plant project, and the risk of contractor liens on the Demonstration Plant due to contractor payment disputes we do not control;

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availability of funds and capital resources;

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our Demonstration Plant team’s ability to achieve the full amount of funding support from the Department of Energy (“DoE”) through the remainder of the Demonstration Plant project;

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our Demonstration Plant team’s ability to secure additional funding (in addition to the previously awarded funding) relating to the Demonstration Plant project or any further initiatives or advancements that may be undertaken relating to the Demonstration Plant;

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our ability to receive the remaining uncollected funds in connection with the Wyoming Energy Authority (the “WEA”) grant for the Demonstration Plant;

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our ability to operate the Demonstration Plant, including in a manner to meet project objectives within the approved budget and estimated timeline;

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our estimates regarding the source, quality, costs, and timing of materials, equipment, supplies and resources, including human resources, for the commissioning, operation, and decommissioning of the Demonstration Plant;

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plans for our projects or other interests, operations, or rights;

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plans and strategies during and following the completion of operations of the Demonstration Plant, including the potential for further operation of the Demonstration Plant to meet additional objectives;

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plans and strategies relating to the advancement of the Bear Lodge REE Project;

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our plans and strategies to secure further funding for our longer-term business plans, including the advancement of the Bear Lodge REE Project through permitting and licensing, and, if feasible, ultimate construction and operations of a commercial mine and plant for processing and separation of rare earth elements;

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the timing of an amendment to the Cost Share Funding Assumption Agreement between the Company and General Atomics, whose affiliate is the Company’s majority shareholder; and

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our success in obtaining, and the timing for receipts of, necessary governmental permits and approvals for our business and projects.

Forward-looking statements are based on our current expectations and assumptions that are subject to a variety of known and unknown risks, uncertainties and other factors that could cause actual events or results to differ materially from those expressed or implied by the forward-looking statements, including, without limitation, risks associated with:
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our majority shareholder’s significant influence on, or ability to control the outcome of, certain of our major corporate decisions, including our business strategies and financing options to meet our capital needs;

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our ability to protect our intellectual property rights;

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the ability of our Demonstration Plant to successfully operate and produce information that would support a decision by the Company to proceed with a potential commercial-scale production facility;

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the uncertain nature of demand for, and supply of rare earth elements, and their effect on prices for rare earth products;

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technological advancements, substitutes, and the establishment of new uses and markets for rare earth products;

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the development of new, lower cost sources of supply of rare earth products;

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development, construction and operational hazards, as well as regulatory approvals;

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our reliance on the skill and expertise of third-party service providers;

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the ability of third-party service providers to meet their contractual obligations, including as a result of supply chain disruptions and the effects those disruptions could have on our timelines and costs;

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government regulations and changes in legislation and regulations relating to the mining and rare earth industries, including environmental laws and regulations that impose material compliance costs and liabilities;

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difficulty in obtaining necessary governmental permits, licenses, and approvals for our Bear Lodge REE Project;

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governmental interventions in the mining and rare earth industries, including increases in barriers to domestic production and international trade;

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the impact of potential new and/or increased tariffs and other trade restrictions on the global trade industry;

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uncertainties regarding our ability to maintain sufficient liquidity and attract sufficient capital resources to implement our projects and strategies;

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our ability to attract and retain key personnel;

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the impact of inflation on our business, including the costs of and our ability to complete the Demonstration Plant commissioning, operations and decommissioning, and the Bear Lodge REE Project;

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the impact of external financial sector factors, including the security of our bank and investment account deposits;

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uncertainties inherent in estimates of future operating results;

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changes in competitive factors, including the development or expansion of other projects that are competitive with ours;

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China’s dominance of the rare earth supply chain and its ability to significantly impact market supply, demand and prices;

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our ability to complete financings and other transactions;

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pandemics, epidemics or other disease outbreaks on supply chains and the resulting disease containment measures implemented by various governments;

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the availability and costs of goods and services we need to achieve our plans and goals resulting from military conflicts or wars such as in Russia/Ukraine and the Middle East;

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information technology system and/or data disruptions, damage, theft, failures, or cyber-attacks;

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uncertainties associated with litigation matters and opposition to our plans and operations by third parties;

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share price volatility;

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whether we deregister our common shares under the Exchange Act and/or list our common shares on a securities exchange other than the OTCQB Venture Marketplace;

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foreign and domestic government actions impacting the pricing for, or supply of, rare earth products, including changes in the actual or perceived supply and demand for rare earths due to foreign government export controls;

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the OTCQB Venture Marketplace standards and the “penny stock” rules and the impact on trading volume and liquidity due to our trading on the OTCQB Venture Marketplace;

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the consequences of Synchron, the Company’s majority shareholder, discontinuing its support for the Company; and

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other factors, many of which are beyond our control.

This list is not exhaustive of the factors that may affect our forward-looking statements. Some of the important risks and uncertainties that could affect forward-looking statements are described further under the section headings “Our Business” and “Risk Factors” in this prospectus and any additional risks or uncertainties described in any prospectus supplements. Although we have attempted to identify important factors that could cause actual results to differ materially from those described in forward-looking statements, there may be other factors that cause results not to be as anticipated, estimated or intended. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, believed, estimated or expected. We caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. Except as required by law, we disclaim any obligation subsequently to revise any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events. We qualify all of the forward-looking statements contained or incorporated by reference in this prospectus by the foregoing cautionary statements.

OUR BUSINESS
We are currently focused on demonstrating the technical and economic feasibility of our proprietary processing and separation technology through the permitting and licensing, construction, and operation of a demonstration-scale processing and separation plant (the “Demonstration Plant”) and advancing our Bear Lodge rare earth elements project (the “Bear Lodge REE Project”) located near the town of Sundance in northeast Wyoming. The Bear Lodge REE Project consists of several large, disseminated REE deposits and a planned hydrometallurgical plant that may be located near Upton, Wyoming. The Bear Lodge REE Project is one of the highest-grade REE deposits identified in North America containing a favorable distribution of critical rare earth elements.
In our development efforts for the Bear Lodge REE Project, we have completed extensive laboratory bench-scale and pilot plant testing on metallurgical processes to recover saleable rare earth products and have been granted two patents on our metallurgical processing innovations. More specifically, we have pilot tested and received patent protection for a method for the removal of thorium from a rare earth element (REE)-containing acidic solution, as well as a method for the selective extraction of REEs from base metals in a pregnant liquid solution. In accordance with our Intellectual Property Rights Agreement with Synchron, these patented processes have been further advanced through a trade secret process alongside General Atomics, an affiliate of Synchron, the Company’s majority shareholder.
Our near-term focus is on the operation of the Demonstration Plant as further described below. Assuming the Demonstration Plant operation is successful, the Company plans to evaluate the feasibility of mining through producing a separated rare earth oxide utilizing REEs from the Bear Lodge REE Project, as well as from other sources on a commercial scale.
During the first quarter of 2016, we placed the Bear Lodge REE Project under care-and-maintenance due to financial resource constraints and market conditions, and all permitting and licensing activities were suspended at that time. Based on current permitting and licensing timetables and other factors, we anticipate that once formally recommenced, we could receive all permits and licenses for the Bear Lodge REE Project approximately 36 months after resuming permitting and licensing efforts. Commencement of those efforts is dependent upon our Demonstration Plant’s operating results.
If and when a decision to resume the Bear Lodge REE Project development activities is made, our plan is to advance engineering in preparation for the feasibility study, including an evaluation of a potential step approach to development beginning with a smaller initial production facility utilizing higher-grade material which could then be scaled up. Our ability to begin construction activities on the Bear Lodge REE Project will be subject to various factors, including (i) the availability of adequate capital, (ii) positive results from the Demonstration Plant’s operations, (iii) an affirmative feasibility study, (iv) securing off-take agreements with customers at adequate prices, (v) obtaining necessary permits and licenses, and (vi) approval from the Company’s board of directors (the “Board of Directors” or the “Board”).
The Bear Lodge REE Project deposit is located near excellent mining infrastructure, including good road access and power lines within two kilometers (1.2 miles) of the Bear Lodge Property. Geographically, the Bear Lodge Property is located 100 kilometers (62.1 miles) east of Gillette, Wyoming, a major infrastructure, support, and logistics center for coal mines in the Powder River Basin that should provide for ready access to many of the required production supplies and materials as well as skilled labor. Additionally, the deposit is situated only 64 kilometers (39.8 miles) from the nearest railhead at Upton, Wyoming, where the Demonstration Plant is sited and the proposed hydrometallurgical plant may also be sited, allowing access to major distribution channels via the adjacent railhead as well as convenient access to utilities and other infrastructure.
The Company was incorporated under the laws of the Province of British Columbia, Canada on June 3, 1999 as Spartacus Capital Inc. We are currently governed under the Business Corporations Act (British Columbia) (the “BCA”). Our executive office address is P.O. Box 271049, Littleton, Colorado 80127. The telephone number for our executive office is (720) 278-2460. We maintain a corporate website at www.rareelementresources.com.
We have one direct wholly owned subsidiary, Rare Element Resources, Inc., incorporated in 1997 in the state of Wyoming, USA, formerly known as Paso Rico (USA), Inc.

Our common shares trade on the OTCQB Venture Marketplace under the symbol “REEMF.”
Recent Corporate Developments
Rare Earth Demonstration Plant Project
Construction, Commissioning and Operation of the Demonstration Plant
In January 2021, a consortium of companies, of which the Company is a part, received notice from the DoE that the consortium had been selected for negotiation of a potential financial award for the engineering, construction and operation of a rare earth separation and processing Demonstration Plant. The consortium of companies is led by General Atomics, an affiliate of Synchron, the Company’s majority shareholder, and includes certain of General Atomics’ affiliates, the Company, and LNV, an Ardurra Group, Inc. company, as engineering and construction subcontractor. A formal proposal was submitted by the consortium in response to a published Funding Opportunity Announcement in mid-2020 for the construction and operation of a rare earth separation and processing plant utilizing the Company’s proprietary technology to produce commercial-grade products. The DoE finalized the award, and an agreement was executed by the DoE’s grants/agreement officer on September 27, 2021, with an effective date of October 1, 2021. The Company, as a subrecipient of the award, along with the other consortium members, commenced work on the planning and design of the Demonstration Plant project in November 2021, with the Company’s contractual arrangement with General Atomics finalized in December 2021. The DoE’s original funding commitment was in the amount of $21.9 million and represented approximately one-half of the originally estimated costs for the Demonstration Plant.
In September 2024, the DoE issued its final Project Continuation Notice, confirming the Demonstration Plant’s readiness for operations. This notice, along with the NRC’s approval of operations received in October 2024, cleared the path for operations of the Demonstration Plant to formally commence, with operations to process and separate the REE from the stockpiled mineral sample. During the operation phase, which is expected to commence in mid-2025, the Demonstration Plant is expected to produce up to 10 tons (9.1 tonnes) of NdPr oxide.
In December 2022, the Demonstration Plant achieved its final engineering design milestone, marking the DoE’s first go/no-go decision point. A second go/no-go gating milestone was achieved in December 2023 with the issuance by the DoE of a Project Continuation Notice, allowing for the construction of the Demonstration Plant. In September 2024, the DoE issued its final Project Continuation Notice confirming the Demonstration Plant’s readiness for operations. This notice, along with the U.S. Nuclear Regulatory Commission’s (the “NRC”) operations approval under its previously issued license (received in October 2024), allowed for the commencement of Demonstration Plant operations. The Company now expects to commence operations in mid-2025.
Since inception, the General Atomics-led consortium has seen increases in the Demonstration Plant project costs, including expected final equipment costs, due to, among other factors, inflation. As a result of these cost pressures, General Atomics, on behalf of the consortium, submitted to the DoE an updated Demonstration Plant construction and operations budget in 2024 of approximately $53.6 million, which is approximately 21% higher than the original budget of approximately $43.8 million. In response, the DoE pledged an additional commitment of $2.4 million (increasing its total commitment to approximately $24.3 million) in September 2024 to help fund a portion of this budget increase, with the balance to be funded by the Company, including any amounts in excess of the $53.6 million revised budget total, now estimated to be approximately $66.0 million.
Wyoming Energy Authority (WEA) Financial Award
In June 2023, the Company entered into the WEA Funding Agreement for its previously announced award of a $4.4 million grant from the WEA to be used toward the advancement of the Demonstration Plant. This award, along with funds contributed by the Company and the DoE, is being used to fund the Demonstration Plant’s construction and operating costs. As of December 31, 2023, the Company had met the conditions allowing for the invoicing of $2.0 million of the $4.4 million WEA grant total. This $2.0 million was subsequently received on January 31, 2024. By September 30, 2024, the Company had met the

conditions allowing for the invoicing of an additional $2.0 million, which was subsequently received in November 2024. The remaining $400,000 of the $4.4 million grant total, which is conditioned on the achievement of other milestones, will be invoiced to the WEA once those milestones have been achieved (expected in mid-2025).
Future Funding Needs
As a result of its financing needs, the Company announced on December 5, 2023 its intention to launch a rights offering. In March 2024, the Company completed the rights offering for gross proceeds of approximately $35.8 million in which each holder of the Company’s common shares as of the record date of December 15, 2023 was eligible to participate. Even with the funds raised in the rights offering and the expected receipt of the remainder of the DoE financial support and WEA grant monies, the Company will not have sufficient funds to progress certain activities, including the permitting, licensing, development, and construction related to its Bear Lodge REE Project. In the event the Company cannot secure additional financial resources or complete a strategic transaction in the longer term relating to the development of its Bear Lodge REE Project, it may need to suspend its operational plans or liquidate its business interests, and investors may lose all or part of their investment.
Current External Factors Impacting our Business
Through 2024, we continued to monitor the general U.S. political climate and actions taken by the U.S. government to secure a domestic rare earth supply chain. Due to the dominance of China over the REE supply chain, the U.S. federal government has issued several Presidential Executive Orders, under both the Biden Administration and the first and second Trump Administrations, to encourage and support the establishment of a domestic REE supply chain and to strengthen the defense industrial base with respect to critical minerals, including REEs. On January 20, 2025, President Trump issued the “Unleashing American Energy” Executive Order, which included (1) several urgent critical mineral and rare earth directives, including the immediate review of all agency actions that potentially burden the development of domestic energy resources with particular attention to critical minerals; (2) directing the Secretary of Energy to ensure that critical mineral projects, including the processing of critical minerals, receive consideration for federal support; (3) directing the Secretary of Defense to consider the needs of the U.S. in supplying and maintaining the national defense stockpile to provide a robust supply of critical minerals; and (4) establishing the U.S. position as the leading producer and processor of rare earth minerals, which will create jobs and prosperity at home, strengthen supply chains for the U.S. and its allies, and reduce the global influence of malign and adversarial states. Additionally, in early 2025, the Trump Administration announced several potential new and/or increased tariffs and other trade restrictions on exports to the United States. The impact of these trade restrictions or tariffs are unknown and could have an impact on the REE supply chain and/or the business operations.
In addition, the impacts of the COVID-19 pandemic and other external influences (such as the Russia/Ukraine war and conflicts in the Middle East, and tariffs on certain critical mineral exports from China) have further focused the U.S. government on the importance of implementing secure domestic supply chains, including for REEs. In December 2023, China announced it had banned the export of technology to make rare earth magnets, adding to its previous export ban of critical material extraction and separation technology. In December 2024, China further banned the export of certain critical minerals, including gallium, germanium, and antimony, which have widespread military applications.

RISK FACTORS
Investing in our securities involves a high degree of risk. You should carefully consider the risks set forth in the “Risk Factors” section of our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, which is incorporated in this prospectus by reference, as well as the risk factors set forth in any applicable prospectus supplement and the other reports we file from time to time with the SEC that are incorporated by reference in this prospectus. If any of the events described in such “Risk Factors” disclosures occurs or such risks otherwise materialize, our business, financial condition, results of operations, cash flows, or prospects could be materially adversely affected.
Debt securities will in most cases be unsecured debt of the Company.
The debt securities, if issued, will in most cases be unsecured debt of the Company and, in some cases, will rank equally in right of payment with all other existing and future unsecured debt of the Company. The debt securities will effectively be, in some cases, subordinated to all existing and future secured debt of the Company to the extent of the assets securing such debt. If the Company is involved in any bankruptcy, dissolution, liquidation or reorganization, the secured debt holders would, to the extent of the value of the assets securing the secured debt, be paid before the holders of unsecured debt securities, including if applicable, the debt securities. In that event, a holder of debt securities may not be able to recover any principal or interest due to it under the debt securities.
There is no existing trading market for the senior or subordinated debt securities, warrants, or units.
There is no existing trading market for the senior or subordinated debt securities, units or warrants, if issued. As a result, there can be no assurance that a liquid market will develop or be maintained for those securities, or a purchaser will be able to sell any of those securities at a particular time (if at all). The Company may not list the senior or subordinated debt securities, units or warrants on any securities exchange. The liquidity of the trading market in those securities, and the market price quoted for those securities, may be adversely affected by, among other things:
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changes in the overall market for those securities;

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changes in the financial performance or prospects of the Company;

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changes or perceived changes in our creditworthiness;

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the prospects for companies in our industry generally;

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the number of holders of those securities;

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the interest of securities dealers in making a market for those securities; and

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prevailing interest rates.

Resales of our common shares in the public market following an offering may cause the trading price to fall.
Resales of a substantial number of our common shares could depress the trading price of our common shares. An offering of new common shares could result in resales of our common shares by our current shareholders concerned about the potential dilution of their holdings. If our shareholders sell substantial amounts of our common shares in the public market following an offering, the trading price of our common shares could fall.
If you purchase our common shares in an offering, you may experience immediate dilution.
Because the price per share of our common shares being offered may be higher than the book value per share of our common shares, you may suffer immediate and substantial dilution in the net tangible book value of our common shares you purchase in an offering. The issuance of additional common shares in future offerings could be dilutive to shareholders if they do not invest in future offerings. Moreover, to the extent that we issue options or warrants to purchase, or securities convertible into or exchangeable for, our common shares in the future and those options, warrants or other securities are exercised, converted or exchanged, shareholders may experience further dilution.

The Company’s management will have certain discretion in the use of proceeds.
The Company’s management will have certain discretion concerning the use of proceeds of an offering under any prospectus supplement as well as the timing of the expenditure of the proceeds thereof. As a result, investors will be relying on the judgment of management as to the specific application of the proceeds of any offering under any prospectus supplement. Management may use the net proceeds of any offering under any prospectus supplement in ways that an investor may not consider desirable. The results and effectiveness of the application of the net proceeds are uncertain.

USE OF PROCEEDS
The net proceeds to us from any offering of securities, the proposed use of those proceeds and the specific business objectives which we expect to accomplish with such proceeds will be set forth in the applicable prospectus supplement relating to that offering. Unless a prospectus supplement indicates otherwise, the net proceeds we receive from the sale of the securities offered by this prospectus will be used for general corporate purposes.
Pending the use of available funds outlined above, we intend to invest the net proceeds in an interest bearing account.
PLAN OF DISTRIBUTION
We may offer the securities directly to one or more purchasers, through agents, or through underwriters or dealers designated from time to time. We may distribute the securities from time to time in one or more transactions at a fixed price or prices (which may be changed from time to time), at market prices prevailing at the times of sale, at prices related to prevailing market prices or at negotiated prices. We may offer securities in the same offering, or we may offer securities in separate offerings. The applicable prospectus supplement will describe the terms of the offering of the securities, including:
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the offeror(s) of the securities;

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the terms of the securities to which the prospectus supplement relates;

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the name or names of any underwriters;

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the purchase price of the securities and the proceeds to be received from the sale;

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any underwriting discounts and other items constituting underwriters’ compensation; and

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any discounts or concessions allowed or reallowed or paid to dealers.

If underwriters are used in the sale, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. The obligations of the underwriters to purchase securities will be subject to the conditions precedent agreed to by the parties and the underwriters will be obligated to purchase all the securities of a class or series if any are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.
Underwriters or agents may make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an “at-the-market” offering as defined in Rule 415 promulgated under the Securities Act and in compliance with applicable Canadian securities laws, which includes sales made directly on an existing trading market for our common shares, or sales made to or through a market maker other than on an exchange.
Securities may be sold directly by us or through agents designated by us from time to time. Any agent involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to any agent will be set forth, in the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment.
We may authorize agents or underwriters to solicit offers by eligible institutions to purchase securities from us at the public offering price set forth in the prospectus supplement under delayed delivery contracts providing for payment and delivery on a specified date in the future. The conditions to these contracts and the commissions payable for solicitation of these contracts will be set forth in the applicable prospectus supplement.
Agents and underwriters may be entitled to indemnification by us against some civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents or underwriters may be required to make relating to these liabilities. Agents and underwriters may be customers of, engage in transactions with, or perform services for, us in the ordinary course of business.
Each class or series of securities other than the common shares will be a new issue of securities with no established trading market. Any underwriter may make a market in these securities but will not be obligated to do so and may discontinue any market making at any time without notice. There may be limited liquidity in the trading market for any such securities.
DESCRIPTION OF SENIOR AND SUBORDINATED DEBT SECURITIES
The following description, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms we have summarized below will apply generally to any future debt securities we may offer, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. Because the terms of a specific series of debt securities may vary from the general information that we have provided below, you should rely on information in the applicable prospectus supplement that varies from any information below.
We may issue senior notes under a senior indenture to be entered into among us and a trustee to be named in the senior indenture. We may issue subordinated notes under a subordinated indenture to be entered into among us and a trustee to be named in the subordinated indenture. We have filed forms of these documents as exhibits to the registration statement which includes this prospectus. We use the term “indentures” to refer to both the senior indenture and the subordinated indenture. Unless otherwise specified in the applicable prospectus supplement, the indentures will be qualified under the Trust Indenture Act of 1939 (the “Trust Indenture Act”). We use the term “trustee” to refer to either the senior trustee or the subordinated trustee, as applicable. We urge you to read the indenture applicable to your investment; because, the indenture, and not this section, defines your rights as a holder of debt securities.
The following summaries of material provisions of senior notes, subordinated notes and the indentures are subject to, and qualified in their entirety by reference to, the provisions of the indenture applicable to a particular series of debt securities. Except as we may otherwise indicate, the terms of the senior indenture and the subordinated indenture are identical in all material respects.
General
The senior debt securities will have the same ranking as all of our other unsecured and unsubordinated debt. The subordinated debt securities will be unsecured and will be subordinated and junior to all senior indebtedness.
The debt securities may be issued in one or more separate series of senior debt securities and/or subordinated debt securities. The prospectus supplement relating to the particular series of debt securities being offered will specify the particular amounts, prices and terms of those debt securities. These terms may include:
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the title of the debt securities;

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any limit upon the aggregate principal amount of the debt securities;

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the date or dates, or the method of determining the dates, on which the debt securities will mature;

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the interest rate or rates of the debt securities, or the method of determining those rates, the interest payment dates and, for registered debt securities, the regular record dates;

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if a debt security is issued with original issue discount, the yield to maturity;

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the places where payments may be made on the debt securities;

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any mandatory or optional redemption provisions applicable to the debt securities;

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any sinking fund or analogous provisions applicable to the debt securities;

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whether and on what terms we will pay additional amounts to holders of the debt securities that are not U.S. persons in respect of any tax, assessment or governmental charge withheld or deducted and, if so, whether and on what terms we will have the option to redeem the debt securities rather than pay the additional amounts;
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whether the debt securities will be senior or subordinated;

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any terms for the attachment to the debt securities of warrants, options or other rights to purchase or sell our securities;

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the portion of the principal amount of the debt security payable upon the acceleration of maturity if other than the entire principal amount of the debt securities;

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any deletions of, or changes or additions to, the events of default or covenants applicable to the debt securities;

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if other than U.S. dollars, the currency or currencies in which payments of principal, premium and/or interest on the debt securities will be payable and whether the holder may elect payment to be made in a different currency;

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the method of determining the amount of any payments on the debt securities which are linked to an index;

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whether the debt securities will be issued in fully registered form without coupons;

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whether the debt securities will be issued in the form of one or more global securities in temporary or definitive form;

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whether the debt securities will be convertible into or exchangeable for common shares or other debt securities and the conversion price or exchange ratio, the conversion or exchange period and any other conversion or exchange provisions;

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any terms relating to the delivery of the debt securities if they are to be issued upon the exercise of warrants; and

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any other specific terms of the debt securities.

Unless otherwise specified in the applicable prospectus supplement, (1) the debt securities will be registered debt securities, and (2) debt securities denominated in U.S. dollars will be issued, in the case of registered debt securities, in denominations of $1,000 or an integral multiple of $1,000. Debt securities may bear legends required by United States federal tax law and regulations.
If any of the debt securities are sold for any foreign currency or currency unit or if any payments on the debt securities are payable in any foreign currency or currency unit, the prospectus supplement will contain any restrictions, elections, tax consequences, specific terms and other information with respect to the debt securities and the foreign currency or currency unit.
Some of the debt securities may be issued as original issue discount debt securities. Original issue discount securities bear no interest during all or a part of the time that these debt securities are outstanding or bear interest at below-market rates and will be sold at a discount below their stated principal amount at maturity. The prospectus supplement will also contain any special tax, accounting or other information relating to original issue discount securities or relating to other kinds of debt securities that may be offered, including debt securities linked to an index or payable in currencies other than U.S. dollars.
Exchange, Registration and Transfer
Debt securities may be transferred or exchanged at the corporate trust office of the security registrar or at any other office or agency maintained by us or on our behalf for these purposes, without the payment of any service charge, except for any tax or governmental charges. The senior trustee initially will be the designated security registrar in the United States or Canada for the senior debt securities. The subordinated trustee initially will be the designated security registrar in the United States or Canada for the subordinated debt securities.

In the event of any redemption in part of any class or series of debt securities, we will not be required to:
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issue, register the transfer of, or exchange, debt securities of any series between the opening of business 15 days before any selection of debt securities of that series to be redeemed and the close of business on the day of mailing of the relevant notice of redemption; or

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register the transfer of, or exchange, any registered debt security selected for redemption, in whole or in part, except the unredeemed portion of any registered debt security being redeemed in part.

Payment and Paying Agent
We will pay principal, interest and any premium on fully registered securities in the designated currency or currency unit at the office of a designated paying agent.
Global Securities
A global security represents one or any other number of individual debt securities. Generally, all debt securities represented by the same global securities will have the same terms. Each debt security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all debt securities that are issued in book-entry form.
A global security may not be transferred to or registered in the name of anyone other than the depositary or its nominee, unless special termination situations arise. As a result of these arrangements, the depositary, or its nominee, will be the sole registered holder of all debt securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account either with the depositary or with another institution that has an account with the depositary. Thus, an investor whose security is represented by a global security will not be registered holder of the debt security, but an indirect holder of a beneficial interest in the global security.
Definitive Global Securities
Book-Entry Securities.   Debt securities of a series represented by a definitive global registered debt security and deposited with or on behalf of a depositary in the United States will be represented by a definitive global debt security registered in the name of the depositary or its nominee. Upon the issuance of a global debt security and the deposit of the global debt security with the depositary, the depositary will credit, on its book-entry registration and transfer system, the respective principal amounts represented by that global debt security to the accounts of participating institutions that have accounts with the depositary or its nominee. The accounts to be credited shall be designated by the underwriters or agents for the sale of book-entry debt securities or by us, if these debt securities are offered and sold directly by us.
Ownership of book-entry debt securities will be limited to participants or persons that may hold interests through participants. In addition, ownership of book-entry debt securities will be evidenced only by, and the transfer of that ownership will be effected only through, records maintained by the depositary or its nominee for the definitive global debt security or by participants or persons that hold through participants.
So long as the depositary or its nominee is the registered owner of a global debt security, that depositary or nominee, as the case may be, will be considered the sole owner or holder of the book-entry debt securities represented by that global debt security for all purposes under the indenture. Payment of principal of, and premium and interest, if any, on, book-entry debt securities will be made to the depositary or its nominee as the registered owner or the holder of the global debt security representing the book-entry debt securities. Owners of book-entry debt securities:
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will not be entitled to have the debt securities registered in their names;

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will not be entitled to receive physical delivery of the debt securities in definitive form; and

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will not be considered the owners or holders of the debt securities under the indenture.

The laws of some jurisdictions require that purchasers of securities take physical delivery of securities in definitive form. These laws impair the ability to purchase or transfer book-entry debt securities.
We expect that the depositary for book-entry debt securities of a series, upon receipt of any payment of principal of, or premium or interest, if any, on, the related definitive global debt security, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global debt security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a global debt security held through those participants will be governed by standing instructions and customary practices and will be the responsibility of those participants.
Consolidation, Merger, Sale or Conveyance
We may, without the consent of the holders of the debt securities, merge into or consolidate with any other person, or convey or transfer all or substantially all of our properties and assets to another person provided that the successor assumes on the same terms and conditions all the obligations under the debt securities and the indentures.
The remaining or acquiring person will be substituted for us in the indentures with the same effect as if it had been an original party to the indenture. A prospectus supplement will describe any other limitations on our ability to merge into, consolidate with, or convey or transfer all or substantially all of our properties and assets to, another person.
Satisfaction and Discharge; Defeasance
We may be discharged from our obligations on the debt securities of any class or series that have matured or will mature or be redeemed within one year if we deposit with the trustee enough cash and/or U.S. government obligations to pay all the principal, interest and any premium due to the stated maturity or redemption date of the debt securities and comply with the other conditions set forth in the applicable indenture, which will described in the applicable prospectus supplement. The principal conditions that we must satisfy to discharge our obligations on any debt securities are (1) pay all other sums payable with respect to the applicable series of debt securities and (2) deliver to the trustee an officers’ certificate and an opinion of counsel that state that the required conditions have been satisfied.
Each indenture contains a provision that permits us to elect to be discharged from all of our obligations with respect to any class or series of debt securities then outstanding. However, even if we affect a legal defeasance, some of our obligations will continue, including obligations to:
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maintain and apply money in the defeasance trust,

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register the transfer or exchange of the debt securities,

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replace mutilated, destroyed, lost or stolen debt securities, and

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maintain a registrar and paying agent in respect of the debt securities.

The indentures specify the types of U.S. government obligations that we may deposit, which will be described in the applicable prospectus supplement.
Events of Default, Notice and Waiver
Except as may be set forth in the applicable prospectus supplement, each indenture defines an event of default with respect to any class or series of debt securities as one or more of the following events:
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failure to pay interest on any debt security of the class or series for 90 days when due;

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failure to pay the principal or any premium on any debt securities of the class or series when due;

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failure to make any sinking fund payment when due;

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failure to perform any other covenant in the debt securities of the series or in the applicable indenture with respect to debt securities of the series for 90 days after being given notice; and

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occurrence of an event of bankruptcy, insolvency or reorganization set forth in the indenture.

An event of default for a particular class or series of debt securities does not necessarily constitute an event of default for any other class or series of debt securities issued under an indenture.
If any event of default as to a series of debt securities occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the then outstanding debt securities of that series may declare all the debt securities to be due and payable immediately.
The holders of a majority in aggregate principal amount of the debt securities of that series then outstanding by notice to the trustee may on behalf of the holders of all of the debt securities of that series waive any existing default or event of default and its consequences under the applicable indenture except a continuing default or event of default in the payment of interest on, or the principal of, the debt securities of that series.
Each indenture requires the trustee to, within 90 days after the occurrence of a default known to it with respect to any outstanding series of debt securities, give the holders of that class or series notice of the default if uncured or not waived. However, the trustee may withhold this notice if it determines in good faith that the withholding of this notice is in the interest of those holders, except that the trustee may not withhold this notice in the case of a payment default. The term “default” for the purpose of this provision means any event that is, or after notice or lapse of time or both would become, an event of default with respect to debt securities of that series.
Other than the duty to act with the required standard of care during an event of default, a trustee is not obligated to exercise any of its rights or powers under the applicable indenture at the request or direction of any of the holders of debt securities, unless the holders have offered to the trustee reasonable security and indemnity. Each indenture provides that the holders of a majority in principal amount of outstanding debt securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or other power conferred on the trustee if the direction would not conflict with any rule of law or with the indenture. However, the trustee may take any other action that it deems proper which is not inconsistent with any direction and may decline to follow any direction if it in good faith determines that the directed action would involve it in personal liability.
Each indenture includes a covenant that we will file annually with the trustee a certificate of no default, or specifying any default that exists.
Modification of the Indentures
We and the applicable trustee may modify an indenture without the consent of the holders for limited purposes, including adding to our covenants or events of default, establishing forms or terms of debt securities, curing ambiguities and other purposes which do not adversely affect the holders of debt securities, considered as a group, in any material respect.
We and the applicable trustee may make modifications and amendments to an indenture with the consent of the holders of a majority in principal amount of the outstanding debt securities of all affected series. However, without the consent of each affected holder, no modification may:
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change the stated maturity of any debt security;

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reduce the principal, premium, if any, or rate of interest on any debt security; or

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reduce the percentage of holders of outstanding debt securities of any series required to consent to any modification, amendment or waiver under the indenture.

Notices
Notice to holders of registered debt securities will be given by mail to the addresses of those holders as they appear in the security register.

Replacement of Securities Coupons
Debt securities or coupons that have been mutilated will be replaced by us at the expense of the holder upon surrender of the mutilated debt security or coupon to the security registrar. Debt securities or coupons that become destroyed, stolen, or lost will be replaced by us at the expense of the holder upon delivery to the security registrar of evidence of its destruction, loss, or theft satisfactory to us and the security registrar. In the case of a destroyed, lost, or stolen debt security or coupon, the holder of the debt security or coupon may be required to provide reasonable security or indemnity to the trustee and us before a replacement debt security will be issued.
Concerning the Trustees
We may from time to time maintain lines of credit, and have other customary banking relationships, with any of the trustees.
Senior Debt Securities
The senior debt securities will rank equally with all of our other unsecured and non-subordinated debt.
Certain Covenants in the Senior Indenture
The prospectus supplement relating to a series of senior debt securities will describe any material covenants in respect of that series of senior debt securities.
Subordinated Debt Securities
The subordinated debt securities will be unsecured. The subordinated debt securities will be subordinate in right of payment to all senior indebtedness. In addition, claims of creditors generally will have priority with respect to the assets and earnings of our subsidiary over the claims of our creditors, including holders of the subordinated debt securities, even though those obligations may not constitute senior indebtedness. The subordinated debt securities, therefore, will be effectively subordinated to creditors, including trade creditors, with regard to the assets of our subsidiary. Creditors of our subsidiary may include trade creditors, secured creditors and creditors holding guarantees issued by our subsidiary.
Unless otherwise specified in a prospectus supplement, senior indebtedness shall mean the principal of, premium, if any, and interest on, all indebtedness for money borrowed by us and any deferrals, renewals, or extensions of any senior indebtedness. Indebtedness for money borrowed by us includes all indebtedness of another person for money borrowed that we guarantee, other than the subordinated debt securities, whether outstanding on the date of execution of the subordinated indenture or created, assumed or incurred after the date of the subordinated indenture. However, senior indebtedness will not include any indebtedness that expressly states to have the same rank as the subordinated debt securities or to rank junior to the subordinated debt securities. Senior indebtedness will also not include any of our obligations to our subsidiary.
The senior debt securities constitute senior indebtedness under the subordinated indenture. A prospectus supplement will describe the relative ranking among different series of subordinated debt securities.
Unless otherwise specified in a prospectus supplement, we may not make any payment on the subordinated debt securities and may not purchase, redeem, or retire any subordinated debt securities if any senior indebtedness is not paid when due or the maturity of any senior indebtedness is accelerated as a result of a default, unless the default has been cured or waived, and the acceleration has been rescinded, or the senior indebtedness has been paid in full. We may, however, pay the subordinated debt securities without regard to these limitations if we or the subordinated trustee receive written notice approving the payment from the representatives of the holders of senior indebtedness with respect to which either of the events set forth above has occurred and is continuing. Unless otherwise specified in a prospectus supplement, during the continuance of any default with respect to any designated senior indebtedness under which its maturity may be accelerated immediately without further notice or the expiration of any applicable grace periods, we may not pay the subordinated debt securities for 90 days after the receipt by the subordinated trustee of written notice of a default from the representatives of the holders of designated senior indebtedness. If the holders of designated senior indebtedness or the representatives of those holders have not accelerated the maturity of the designated senior indebtedness at the end of the 90-day period, we may resume payments on the subordinated debt securities. Only one notice may be given in any consecutive 360-day period, irrespective of the number of defaults with respect to designated senior indebtedness during that period.
In the event that we pay or distribute our assets to creditors upon a total or partial liquidation, dissolution or reorganization of our company or our property, the holders of senior indebtedness will be entitled to receive payment in full of the senior indebtedness before the holders of subordinated debt securities are entitled to receive any payment. Until the senior indebtedness is paid in full, any payment or distribution to which holders of subordinated debt securities would be entitled but for the subordination provisions of the subordinated indenture will be made to holders of the senior indebtedness as their interests may appear. However, holders of subordinated debt securities will be permitted to receive distributions of shares and debt securities subordinated to the senior indebtedness. If a distribution is made to holders of subordinated debt securities that, due to the subordination provisions, should not have been made to them, the holders of subordinated debt securities are required to hold it in trust for the holders of senior indebtedness, and pay it over to them as their interests may appear.
If payment of the subordinated debt securities is accelerated because of an event of default, either we or the subordinated trustee will promptly notify the holders of senior indebtedness or the representatives of the holders of the acceleration. We may not pay the subordinated debt securities until five business days after the holders or the representatives of the senior indebtedness receive notice of the acceleration. Afterwards, we may pay the subordinated debt securities only if the subordination provisions of the subordinated indenture otherwise permit payment at that time.
As a result of the subordination provisions contained in the subordinated indenture, in the event of insolvency, our creditors who are holders of senior indebtedness may recover more, ratably, than the holders of subordinated debt securities. In addition, our creditors who are not holders of senior indebtedness may recover less, ratably, than holders of senior indebtedness and may recover more, ratably, than the holders of subordinated indebtedness.
The prospectus supplement relating to a series of subordinated debt securities will describe any material covenants in respect of any series of subordinated debt securities.
Conversion or Exchange
We may issue debt securities that we may convert or exchange into common shares or other securities, property or assets. If so, we will describe the specific terms on which the debt securities may be converted or exchanged in the applicable prospectus supplement. The conversion or exchange may be mandatory, at your option, or at our option. The applicable prospectus supplement will describe the manner in which the shares of common shares or other securities, property or assets you would receive would be issued or delivered.
DESCRIPTION OF COMMON SHARES
We are authorized to issue an unlimited number of common shares, without par value. As of April 4, 2025, we had 516,134,712 common shares issued and outstanding. All common shares are of the same class and, once issued, rank equally as to dividends, voting powers, and participation in assets.
Dividend Rights
Holders of common shares are entitled to receive such dividends as may be declared from time to time by our board of directors, in its discretion, out of funds legally available therefor.
Voting Rights
Holders of common shares are entitled to one vote for each share held of record on all matters to be acted upon by the shareholders.

Election of Directors
In accordance with the BCA, directors are elected by a plurality of the votes cast by the holders of our common shares in a meeting at which a quorum is present. “Plurality” means that the individuals who receive the largest number of votes cast are elected as directors, up to the maximum number of directors to be chosen at the meeting.
Liquidation
Upon liquidation, dissolution or winding up of the Company, holders of common shares are entitled to receive pro rata the assets of the Company, if any, remaining after payments of all debts and liabilities.
Redemption
No shares have been issued subject to call or assessment. There are no pre-emptive or conversion rights and no provisions for redemption or purchase for cancellation, surrender, or sinking or purchase funds.
Other Provisions
Changes to Authorized Share Structure
Under Article 9 of the Company’s Articles, and subject to the BCA, the Company may by ordinary resolution of the shareholders:
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create one or more classes or series of shares or, if none of the shares of a series of a class or series of shares are allotted or issued, eliminate that class or series of shares;

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increase, reduce or eliminate the maximum number of shares that the Company is authorized to issue out of any class or series of shares or establish a maximum number of shares that the Company is authorized to issue out of any class or series of shares for which no maximum is established;

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if the Company is authorized to issue shares of a class or shares with par value:

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decrease the par value of those shares; or

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if none of the shares of that class of shares are allotted or issued, increase the par value of those shares;

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alter the identifying name of any of its shares; or

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otherwise alter its share or authorized share structure when required or permitted to do so by the BCA.

Subject to Article 9.2 of the Company’s Articles and the BCA, the Company may by ordinary resolution of the shareholders:
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create special rights or restrictions for, and attach those special rights or restrictions to, the shares of any class or series of shares, whether or not any or all of those shares have been issued;

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vary or delete any special rights or restrictions attached to the shares of any class or series of shares, whether or not any or all of those shares have been issued; or

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change all or any of its unissued, or fully paid issued, shares with par value into shares without par value or any of its unissued shares without par value into shares with par value.

Subject to Article 9.2 of the Company’s Articles and the BCA, the Company may by resolution of the directors subdivide or consolidate all or any of its unissued, or fully paid issued, shares.
General
You should read the prospectus supplement relating to any offering of common shares, or of securities convertible, exchangeable or exercisable for common shares, for the terms of the offering, including the number of common shares offered, any initial offering price and market prices relating to the common shares.

This section is a summary and may not describe every aspect of our common shares that may be important to you. We urge you to read applicable British Columbia law and our Articles, because they, and not this description, define your rights as a holder of our common shares. See “Where You Can Find More Information” for information on how to obtain copies of these documents.
DESCRIPTION OF WARRANTS
We may issue warrants for the purchase of debt securities, common shares or other securities. Warrants may be issued independently or together with debt securities, common shares or other securities offered by any prospectus supplement and may be attached to or separate from any such offered securities. Series of warrants may be issued under a separate warrant agreement entered into between us and a bank or trust company, as warrant agent, as will be set forth in the prospectus supplement relating to the particular issue of warrants. The warrant agent would act solely as our agent in connection with the warrants and would not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants.
You should refer to the provisions of the warrant agreement that will be filed with the SEC and any other applicable securities commissions or similar regulatory authorities in connection with the offering of warrants for the complete terms of the warrant agreement.
Prior to the exercise of any warrants, holders of such warrants will not have any rights of holders of the securities purchasable upon such exercise, including the right to receive payments of dividends or the right to vote such underlying securities.
DESCRIPTION OF UNITS
As specified in the applicable prospectus supplement, we may issue units consisting of one or more debt securities, common shares, warrants or any combination of such securities. In addition, the prospectus supplement relating to units will describe the terms of any units we issue, including as applicable:
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the designation and terms of the units and the securities included in the units;

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any provision for the issuance, payment, settlement, transfer or exchange of the units;

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the date, if any, on and after which the units may be transferable separately;

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whether we will apply to have the units traded on a securities exchange or securities quotation system;

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any material Canadian and/or United States federal income tax consequences; and

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how, for Canadian and/or United States federal income tax purposes, the purchase price paid for the units is to be allocated among the component securities.

LEGAL MATTERS
Fasken Martineau DuMoulin LLP of Toronto, Ontario, Canada has provided its opinion on the validity of the securities offered by this prospectus.
EXPERTS
The consolidated financial statements as of December 31, 2023, and December 31, 2024, and for the years then ended have been incorporated by reference in this prospectus and registration statement in reliance on the report of Haynie & Company, an independent registered public accounting firm, whose report is incorporated herein by reference and given on the authority of said firm as experts in auditing and accounting.
The estimate of our mineral resources with respect to the Bear Lodge REE Project incorporated by reference in this prospectus has been included in reliance on a technical report summary prepared by Ore Reserves Engineering, Monica Barrero Bouza and Jaye T. Pickarts.

You should rely only on the information incorporated by reference or provided in this prospectus or any supplement to this prospectus. We have authorized no one to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of this prospectus.

RARE ELEMENTS RESOURCES LTD.
$150,000,000
Senior Debt Securities
Subordinated Debt Securities
Common Shares
Warrants
Units

PROSPECTUS

PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS
Item 14.   Other Expenses of Issuance and Distribution.
The following sets forth the expenses in connection with the issuance and distribution of the securities being registered hereby, other than underwriting discounts and commissions. All amounts set forth below, other than the SEC registration fee are estimates.
SEC registration fee		$22,965
FINRA filing fee	$	*
Legal fees and expenses	$	*
Accountants fees and expenses	$	*
Listing fee	$	*
Transfer and disbursement agent fees	$	*
Printing costs and expenses	$	*
Miscellaneous fees and expenses	$	*
Total		$22,965

*
These fees will be dependent on the type of securities and number of offerings and, therefore, cannot be estimated at this time. In accordance with Rule 430B of the Securities Act, additional information regarding estimated fees and expenses will be provided at the time information as to an offering is included in a prospectus supplement.

Item 15.   Indemnification of Directors and Officers.
Subject to the limitations on indemnification described below, under the BCA, the Company may (i) indemnify an eligible party (being a person who is or was a director or officer of the Company or of another corporation at a time when the corporation is or was an affiliate of the Company or who acted in such capacity at the request of the Company, or who is or was, or holds or held at the request of the Company a position equivalent to that of a director or officer of a partnership, trust, joint venture or other unincorporated entity, including the heirs and personal or other legal representatives of the person) against all judgments, penalties or fines awarded or imposed in, or amounts paid in settlement of, an eligible proceeding to which the eligible party is or may be liable, and/or (ii) after the final disposition of an eligible proceeding, pay the costs, charges and expenses actually and reasonably incurred by the eligible party in respect of that proceeding. An eligible proceeding is any legal proceeding or investigative action in which an eligible party is or may be joined as a party or is or may be liable for or in respect of a judgment, penalty or fine in, or expenses related to, the proceeding, by reason of the eligible party being or having been a director or officer of, or holding or having held a position equivalent to that of a director or officer of, the Company or an associated corporation.
In addition, but subject to the limitations described below, under the BCA the Company must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by the eligible party if the eligible party (i) has not been reimbursed for those expenses, and (ii) is wholly successful, on the merits or otherwise, in the outcome of the proceeding or is substantially successful on the merits in the outcome of the proceeding.
Under the BCA, the Company may, subject to the limitations described below, pay in advance of the final disposition of an eligible proceeding, the expenses actually and reasonably incurred by an eligible party in respect of that proceeding, provided that the Company first receives from the eligible party a written undertaking that the eligible party will repay the amounts advanced if it is ultimately determined that the payment of expenses is prohibited by the BCA.

Under the BCA, the Company is not permitted to indemnify an eligible party or pay the expenses of an eligible party in any of the following circumstances:
(a)
if the indemnity or payment is made under an earlier agreement to indemnify or pay expenses and, at the time that the agreement was made, the Company was prohibited from giving the indemnity or paying the expenses by its Articles;

(b)
if the indemnity or payment is made otherwise than under an earlier agreement to indemnify or pay expenses and, at the time that the indemnity or payment is made, the Company is prohibited from giving the indemnity or paying the expenses by its Articles;

(c)
if, in relation to the subject matter of the eligible proceeding, the eligible party did not act honestly and in good faith with a view to the best interests of the Company or the associated corporation, as the case may be; or

(d)
in the case of an eligible proceeding other than a civil proceeding, if the eligible party did not have reasonable grounds for believing that the eligible party’s conduct in respect of which the proceeding was brought was lawful.

The BCA provides that if an eligible proceeding is brought against an eligible party by or on behalf of the Company or by or on behalf of an associated corporation, the Company must not indemnify or pay the expenses of the eligible party in respect of the proceeding.
Notwithstanding the above, on the application of the Company or an eligible party, a court of competent jurisdiction may do one or more of the following:
(a)
order the Company to indemnify an eligible party against any liability incurred by the eligible party in respect of an eligible proceeding;

(b)
order the Company to pay some or all of the expenses incurred by an eligible party in respect of an eligible proceeding;

(c)
order the enforcement of, or any payment under, an agreement of indemnification entered into by the Company;

(d)
order the Company to pay some or all of the expenses actually and reasonably incurred by any person in obtaining such an order; and

(e)
make any other order the court considers appropriate.

We maintain a directors’ and officers’ liability insurance policy which insures directors and officers for losses as a result of claims based upon the acts or omissions of our directors and officers, including liabilities arising under the Securities Act, and also reimburses us for payments made pursuant to the indemnity provisions under the BCA. In addition, we have entered into written indemnity agreements with each of our directors and officers to generally indemnify and advance expenses to those individuals to the fullest extent permitted by the BCA.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 16.   Exhibits.
The following exhibits are part of this registration statement:
Exhibit Number	Description
1.1+	Form of Underwriting Agreement
3.1	Certificate of Incorporation (incorporated by reference to Exhibit 1.1 to the Company’s Form 20-F filed with the SEC on November 17, 2009)
3.2	Certificate of Name Change (incorporated by reference to Exhibit 1.2 to the Company’s Form 20-F filed with the SEC on November 17, 2009)
3.3	Articles (incorporated by reference to Exhibit 1.3 to the Company’s Form 20-FR filed with the SEC on November 17, 2009)
4.1**	Specimen of Certificate for Common Shares, without par value (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-3 filed with the SEC on March 28, 2025)
4.2*	Form of Senior Notes Indenture
4.3+	Form of Senior Note
4.4*	Form of Subordinated Notes Indenture
4.5+	Form of Subordinated Note
4.6+	Form of Warrant Agreement, including Form of Warrant Certificate
5.1**	Opinion of Fasken Martineau DuMoulin LLP (incorporated by reference to Exhibit 5.1 to the Company’s Registration Statement on Form S-3 filed with the SEC on March 28, 2025)
23.1**
Consent of Registered Public Accounting Firm (Haynie & Company; Salt Lake City, UT; PCAOB ID #457) (incorporated by reference to Exhibit 23.1 to the Company’s Registration Statement on Form S-3 filed with the SEC on March 28, 2025)

23.2**	Consent of Qualified Person (Ore Reserves Engineering) (incorporated by reference to Exhibit 23.2 to the Company’s Registration Statement on Form S-3 filed with the SEC on March 28, 2025)
23.3**	Consent of Qualified Person (Monica Barrero Bouza) (incorporated by reference to Exhibit 23.3 to the Company’s Registration Statement on Form S-3 filed with the SEC on March 28, 2025)
23.4**	Consent of Qualified Person (Jaye T. Pickarts) (incorporated by reference to Exhibit 23.4 to the Company’s Registration Statement on Form S-3 filed with the SEC on March 28, 2025)
23.5**	Consent of Fasken Martineau DuMoulin LLP (included in Exhibit 5.1)
24.1**	Power of Attorney (included in the signature page of the Registration Statement)
25.1++	Form T-1 Statement of Eligibility and Qualification under Trust Indenture Act of 1939 for Senior Notes Indenture
25.2++	Form T-1 Statement of Eligibility and Qualification under Trust Indenture Act of 1939 for Subordinated Notes Indenture
96.1	Technical Report Summary for the Bear Lodge REE Project, dated as of February 29, 2024 (incorporated by reference to Exhibit 96.1 to the Company’s Current Report on Form 8-K filed with the SEC on March 4, 2024)
107**	Filing Fee Table (incorporated by reference to Exhibit 107 to the Company’s Registration Statement on Form S-3 filed with the SEC on March 28, 2025)

*
Filed herewith.

**
Previously filed.

+
To be filed as an exhibit to a report filed pursuant to Sections 13(a), 13(c) or 15(d) of the Securities Exchange Act of 1934 or by post-effective amendment to this registration statement.

++
To be incorporated herein by reference from a subsequent filing in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939.

Item 17.   Undertakings.
(a)
The undersigned registrant hereby undertakes:

(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)
To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or “Calculation of Registration Fee” table, as applicable, in the effective registration statement.

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that:
(A)
Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; and

(B)
Paragraphs (a)(1)(i), (ii), and (iii) of this section do not apply if the registration statement is on Form S-1, Form S-3, Form SF-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or, as to a registration statement on Form S-3, Form SF-3 or Form F-3, is contained in a form of prospectus filed pursuant to Rule 424(b) is part of the registration statement.

(C)
Provided further, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is for an offering of asset-backed securities on Form SF-1 or Form SF-3, and the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)
Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)
Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)
Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
(d)
The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Littleton, State of Colorado, on April 8, 2025.
RARE ELEMENT RESOURCES LTD.
By:	/s/ Kenneth J. Mushinski Name: Kenneth J. Mushinski Title: President and Chief Executive Officer
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ Kenneth J. Mushinski Kenneth J. Mushinski	President, Chief Executive Officer and Director (Principal Executive Officer)	April 8, 2025
* Wayne E. Rich	(Principal Financial Officer)	April 8, 2025
* Gerald W. Grandey	Chairman of the Board of Directors	April 8, 2025
* Craig S. Bartels	Director	April 8, 2025
* Barton S. Brundage	Director	April 8, 2025
* Nicole J. Champine	Director	April 8, 2025
* Paul J. Hickey	Director	April 8, 2025
* Pamela L. Saxton	Director	April 8, 2025
* By: Kenneth J. Mushinski Kenneth J. Mushinski, as Attorney-in-Fact	April 8, 2025